Exhibit 99.5

Sanchez Energy Corporation

Unaudited Pro Forma Combined Financial Information

On March 18, 2013, Sanchez Energy Corporation (together with its consolidated subsidiaries, the “Company,” “we,” “our,” “us” or similar terms) executed a definitive agreement to purchase assets in the Eagle Ford Shale in South Texas from Hess Corporation (“Hess”) for approximately $265 million in cash, subject to customary adjustments (the “Hess acquisition”).  The closing of this transaction was completed on May 31, 2013 for an aggregate adjusted purchase price of $280.4 million, subject to customary post-closing adjustments to be determined.  The effective date of this acquisition is March 1, 2013.  The purchase price was funded with borrowings under the Company’s first lien credit agreement (the “First Lien Credit Agreement”) and proceeds from the Company’s private placement of preferred stock, described below.

In connection with the proposed Hess acquisition, the Company entered into commitment letters for $325 million in debt financing and issued the Series B Convertible Preferred Stock described below.  The $325 million in debt financing contemplated by the commitment letters consisted of an amendment and restatement of the Company’s First Lien Credit Agreement described below to increase the borrowing base from the current $95 million to $175 million and a $150 million bridge loan credit facility.  Availability of the debt financing was conditioned upon, and was intended to be available concurrently with, the closing of the Hess acquisition and subject to the satisfaction of various customary closing conditions, including the execution and delivery of definitive documents.  The Company did not utilize the bridge loan credit facility.

On March 27, 2013, the Company completed a private placement of 4,500,000 shares of 6.500% Cumulative Perpetual Convertible Preferred Stock, Series B, par value $0.01 per share and liquidation preference of $50 per share (the “Series B Convertible Preferred Stock”), which were sold in a private offering to eligible purchasers under the Securities Act. The issue price of each share of the Series B Convertible Preferred Stock was $50.00. The Company received net proceeds from the private placement of approximately $216.6 million, after deducting placement agent’s fees and offering costs payable by the Company of approximately $8.4 million.

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of the Company adjusted to reflect the Hess acquisition.  The Company’s historical balance as of March 31, 2013 has been adjusted to include the pro forma effect of the Hess acquisition as presented in Note 2 to the unaudited pro forma combined financial information.  The Company’s historical consolidated statements of operations for the year ended December 31, 2012 and the three months ended March 31, 2013 have also been adjusted to give pro forma effect to the Hess acquisition as presented in Note 3 to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial statements give effect to the events set forth below:

•                 The Hess acquisition completed May 31, 2013.

•                 The increase in borrowings under the First Lien Credit Agreement to finance a portion of the acquisition, and the related adjustments to interest expense.

•                 Issuance of Series B Convertible Preferred Stock and related adjustments to preferred dividends.

The unaudited pro forma combined balance sheet gives effect to the Hess acquisition, and the increase in borrowings under the First Lien Credit Agreement, as if they occurred on March 31, 2013.  The unaudited pro forma combined statements of operations combine the results of operations of the Company for the year ended December 31, 2012 and the three months ended March 31, 2013, as if the Hess acquisition, including the issuance of the Series B Convertible Stock and other financing transactions, had occurred on January 1, 2012.

The unaudited pro forma combined financial information should be read in conjunction with the Company’s Form 10-K for the year ended December 31, 2012 and the Company’s Form 10-Q for the quarter ended March 31, 2013.

The unaudited pro forma combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that the Company would have reported had the Hess acquisition been completed as of the dates set forth in this unaudited pro forma combined financial information and should not be taken as indicative of the Company’s future combined results of operations or financial position.  The actual results may differ significantly from that reflected in the unaudited pro forma combined financial information for a number of reasons, including, but not limited to, differences in assumptions used to prepare the unaudited pro forma combined financial information and actual results.

Unaudited Pro Forma Combined

Balance Sheet as of March 31, 2013

(in thousands)

		Pro Forma
		Adjustments
		Hess		Sanchez
	Sanchez	Acquisition		Pro Forma
	Historical	(Note 2)		Combined
ASSETS
Current assets:
Cash and cash equivalents	$269,630	$63,800	(a)
		(5,575	)(a)
		(272,158	)(b)	$55,697
Oil and natural gas receivables	10,754	—		10,754
Fair value of derivative instruments	343	—		343
Other current assets	525	—		525
Total current assets	281,252	(213,933)		67,319
Oil and natural gas properties, at cost, using the full cost method:
Unproved oil and natural gas properties	157,383	31,136	(b)	188,519
Proved oil and natural gas properties	309,873	252,193	(b)	562,066
Total oil and natural gas properties	467,256	283,329		750,585
Less: Accumulated depreciation, depletion, amortization and impairment	(35,952)	—		(35,952)
Total oil and natural gas properties, net	431,304	283,329		714,633

Other assets:
Debt issuance costs	3,229	5,575	(a)	8,804
Fair value of derivative instruments	58	—		58
Other assets	813	—		813
Total assets	$716,656	$74,971		$791,627

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable - related entities	$30,360	$—		$30,360
Accrued liabilities	48,526	—		48,526
Derivative premium liabilities	1,003	—		1,003
Fair value of derivative instruments	1,200	—		1,200
Total current liabilities	81,089	—		81,089
Long term debt	50,000	63,800	(a)	113,800
Fair value of derivative instruments	389			389
Asset retirement obligations	1,632	4,121	(b)	5,753
Total liabilities	133,110	67,921		201,031

Commitments and contingencies

Stockholders’ equity:
Preferred stock	75	—		75
Common stock	346	—		346
Additional paid-in capital	603,738	—		603,738
Accumulated (deficit) retained earnings	(20,613)	7,050		(13,563)
Total stockholders’ equity	583,546	7,050		590,596
Total liabilities and stockholders’ equity	$716,656	$74,971		$791,627

Unaudited Pro Forma Combined

Statement of Operations

For the Three Months Ended March 31, 2013

(in thousands)

		Pro Forma
		Adjustments
		Hess		Sanchez
	Sanchez	Acquisition		Pro Forma
	Historical	(Note 3)		Combined
	(in thousands, except per share amounts)
REVENUES:
Oil sales	$29,327	$30,719		$60,046
Natural gas liquids sales	740	1,057		1,797
Natural gas sales	737	1,143		1,880
Total revenues	30,804	32,919	(a)	63,723
COSTS AND EXPENSES:
Oil and natural gas production expenses	3,027	15,823	(b)	18,850
Production and ad valorem taxes	2,050	1,753	(c)	3,803
Depreciation, depletion, amortization and accretion	13,373	12,341	(d)	25,714
General and administrative	7,737	—		7,737
Total operating costs and expenses	26,187	29,917		56,104
Operating income	4,617	3,002		7,619
Other income (expense):
Interest and other income	21	—		21
Interest expense	(1,084)	(819	)(e)	(1,903)
Realized and unrealized losses on derivatives	(3,628)	—		(3,628)
Net income (loss)	(74)	2,183		2,109
Less:
Preferred stock dividends	(2,072)	(3,412	)(f)	(5,484)
Net loss attributable to common stockholders	$(2,146)	$(1,229)		$(3,375)

Net loss per common share - basic and diluted	$(0.06)			$(0.10)

Weighted average number of shares used to calculate net loss attributable to common stockholders - basic and diluted	33,099			33,099

Unaudited Pro Forma Combined

Statement of Operations

For the Year Ended December 31, 2012

		Pro Forma
		Adjustments
		Hess		Sanchez
	Sanchez	Acquisition		Pro Forma
	Historical	(Note 3)		Combined
	(in thousands, except per share amounts)
REVENUES:
Oil sales	$42,377	$96,855		$139,232
Natural gas liquids sales	15	3,091		3,106
Natural gas sales	766	2,024		2,790
Total revenues	43,158	101,970	(a)	145,128
COSTS AND EXPENSES:
Oil and natural gas production expenses	3,401	50,743	(b)	54,144
Production and ad valorem taxes	2,124	5,397	(c)	7,521
Depreciation, depletion, amortization and accretion	15,922	37,439	(d)	53,361
General and administrative	37,239	—		37,239
Total operating costs and expenses	58,686	93,579		152,265
Operating income (loss)	(15,528)	8,391		(7,137)
Other income (expense):
Interest and other income	74	—		74
Interest expense	(99)	(5,152	)(e)	(5,251)
Realized and unrealized losses on derivatives	(742)	—		(742)
Net income (loss)	(16,295)	3,239		(13,056)
Less:
Preferred stock dividends	(2,112)	(14,626	)(f)	(16,738)
Net loss attributable to common stockholders	$(18,407)	$(11,387)		$(29,794)

Net loss per common share - basic and diluted	$(0.56)			$(0.90)

Weighted average number of shares used to calculate net loss attributable to common stockholders - basic and diluted	33,000			33,000

Notes to Unaudited Pro Forma

Combined Financial Information

Note 1. Basis of Presentation

On March 18, 2013, the Company executed a definitive agreement to purchase assets in the Eagle Ford Shale in South Texas from Hess Corporation (“Hess”) for approximately $265 million in cash, subject to customary adjustments (the “Hess acquisition”).  The closing of this transaction was completed on May 31, 2013 for an aggregate adjusted purchase price of $280.4 million, subject to customary post-closing adjustments to be determined.  The effective date of this acquisition is March 1, 2013.  The purchase price was funded with borrowings under the Company’s first lien credit agreement (the “First Lien Credit Agreement”) and proceeds from the Company’s private placement of preferred stock, described below.

In connection with the proposed Hess acquisition, the Company entered into commitment letters for $325 million in debt financing and issued the Series B Convertible Preferred Stock described below.  The $325 million in debt financing contemplated by the commitment letters consisted of an amendment and restatement of the Company’s First Lien Credit Agreement described below to increase the borrowing base from the current $95 million to $175 million and a $150 million bridge loan credit facility.  Availability of the debt financing was conditioned upon, and was intended to be available concurrently with, the closing of the Hess acquisition and subject to the satisfaction of various customary closing conditions, including the execution and delivery of definitive documents.  The Company did not utilize the bridge loan credit facility.

On March 27, 2013, the Company completed a private placement of 4,500,000 shares of 6.500% Cumulative Perpetual Convertible Preferred Stock, Series B, par value $0.01 per share and liquidation preference of $50 per share (the “Series B Convertible Preferred Stock”), which were sold in a private offering to eligible purchasers under the Securities Act. The issue price of each share of the Series B Convertible Preferred Stock was $50.00. The Company received net proceeds from the private placement of approximately $216.6 million, after deducting placement agent’s fees and offering costs payable by the Company of approximately $8.4 million.

The accompanying unaudited pro forma combined balance sheet as of March 31, 2013 has been prepared to give effect to the Hess acquisition, including the borrowings under the First Lien Credit Agreement and other financing transactions, as if they occurred on March 31, 2013 and the unaudited pro forma combined statements of operations have been prepared to give effect to the Hess acquisition, including the issuance of the Series B Preferred Stock and the borrowings discussed above, as if they had occurred on January 1, 2012.

The unaudited pro forma combined financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the Company’s management; therefore, actual results could differ materially from the pro forma information.  However, management believes the assumptions provide a reasonable basis for presenting the significant effects of the Hess acquisition.  The Company believes the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information.

Note 2. Unaudited Pro Forma Combined Balance Sheet

Adjustments (a) – (b) to the unaudited pro forma combined balance sheet as of March 31, 2013 are to reflect the Company’s Hess acquisition completed on May 31, 2013 as follows:

(a)         To record the financing of a portion of the acquisition with borrowings under the Company’s First Lien Credit Agreement, including associated debt issuance costs ($5.6 million).

(b)         To record the acquisition of certain unproved and proved oil and natural gas properties and asset retirement obligation ($4.1 million liability) associated with the oil and natural gas properties acquired and estimated transaction expenses of $5.0 million.

Including the $13.3 million deposit previously paid, total cash consideration was $280.4 million, which includes the $265.0 million purchase price and $15.4 million in normal and customary closing adjustments.  The measurement of the fair value at acquisition date of the assets acquired as compared to the fair value of consideration transferred, adjusted for purchase price adjustments, resulted in a gain from bargain purchase of $12.1 million, calculated in the following table (in thousands):

Notes to Unaudited Pro Forma

Combined Financial Information

Fair Value of assets and liabilities acquired:
Oil and natural gas properties	$296,579
Asset retirement obligation	(4,121)
Total fair value of assets and liabilities acquired	292,458
Fair value of consideration transferred	280,408
Gain from bargain purchase	$12,050

Note 3. Unaudited Pro Forma Combined Statement of Operations

The unaudited pro forma combined statements of operations for the three months ended March 31, 2013 and the year ended December 31, 2012 include adjustments to reflect the following:

(a)         Represents the increase in oil, natural gas liquids and natural gas sales resulting from the Hess acquisition completed during 2013.

(b)         Represents the increase in oil and natural gas production expenses resulting from the Hess acquisition completed during 2013.

(c)          Represents the increase in production and ad valorem taxes resulting from the Hess acquisition completed during 2013.

(d)         Represents the increase in depreciation, depletion, amortization and accretion resulting from the Hess acquisition completed during 2013.

(e)          Represents the pro forma interest expense and amortization of debt issuance costs related to borrowings under the Company’s First Lien Credit Agreement to fund a portion of the Hess acquisition completed during 2013.

(f)           Represents the pro forma preferred stock dividends related to the Series B Convertible Preferred Stock, proceeds of which were used to fund a portion of the Hess acquisition completed during 2013.

Summary Pro Forma Combined

Oil, Natural Gas Liquids and Natural Gas

Reserve Data

The following tables set forth summary pro forma information with respect to the Company’s and the Hess acquisition’s pro forma combined estimated net proved, proved developed and proved undeveloped oil, natural gas liquids and natural gas reserves as of and for the year ended December 31, 2012.  This pro forma information gives effect to the Hess acquisition as if it had occurred on January 1, 2012.  Future exploration, exploitation and development expenditures, as well as future commodity prices and services costs, will affect the reserve volumes attributable to the acquired properties and the standardized measure of discounted future net cash flows.

Estimated quantities of oil, natural gas liquids and natural gas reserves as of December 31, 2012:

	Sanchez Historical
	Oil (mbo)	Natural Gas Liquids (mbbl)	Natural Gas (mmcf)	mboe
Balance as of December 31, 2011	5,610	—	6,418	6,680
Revisions of previous estimates	1,022	1	(245)	981
Extensions and discoveries	12,052	310	9,916	14,015
Purchase of reserves in place	—	—	—	—
Production	(418)	(1)	(301)	(469)
Balance as of December 31, 2012	18,266	310	15,788	21,207

As of December 31, 2012
Proved developed reserves	3,211	99	2,433	3,716
Proved undeveloped reserves	15,055	211	13,355	17,491

	Hess Acquisition
	Oil (mbo)	Natural Gas Liquids (mbbl)	Natural Gas (mmcf)	mboe
Balance as of December 31, 2011	10,574	1,996	19,861	15,879
Production	(945)	(142)	(1,044)	(1,261)
Balance as of December 31, 2012	9,629	1,854	18,817	14,618

As of December 31, 2012
Proved developed reserves	4,546	916	11,002	7,295
Proved undeveloped reserves	5,083	938	7,815	7,323

	Sanchez Pro Forma Combined
	Oil (mbo)	Natural Gas Liquids (mbbl)	Natural Gas (mmcf)	mboe
Balance as of December 31, 2011	16,184	1,996	26,279	22,559
Revisions of previous estimates	1,022	1	(245)	981
Extensions and discoveries	12,052	310	9,916	14,015
Purchase of reserves in place	—	—	—	—
Production	(1,363)	(143)	(1,345)	(1,730)
Balance as of December 31, 2012	27,895	2,164	34,605	35,825

As of December 31, 2012
Proved developed reserves	7,757	1,015	13,435	11,011
Proved undeveloped reserves	20,138	1,149	21,170	24,814

Summary Pro Forma Combined

Oil, Natural Gas Liquids and Natural Gas

Reserve Data

The standardized measure of discounted future net cash flows relating to the combined proved oil, natural gas liquids and natural gas reserves at December 31, 2012 is as follows (in thousands):

			Sanchez
	Sanchez	Hess	Pro Forma
	Historical	Acquisition	Combined
Standardized Measure

Future cash inflows	$1,917,692	$1,070,505	$2,988,197
Future production costs	(431,347)	(331,885)	(763,232)
Future development costs	(604,543)	(176,356)	(780,899)
Future income taxes	(181,117)	(181,257)	(362,374)
Discount to present value at 10% annual rate	(414,385)	(174,455)	(588,840)
Standardized measure of discounted future net cash flows	$286,300	$206,552	$492,852

For the December 31, 2012 calculations in the preceding table, estimated future cash inflows from estimated future production of proved reserves were computed for oil and condensate using an unweighted twelve month West Texas Intermediate posted price of $94.71 and $92.63, respectively, for the Sanchez historical and the Hess acquisition. For NGLs, the average price was based on an unweighted twelve month Mt. Belvieu posted price of $43.24 and $38.71, respectively, for the Sanchez historical and the Hess acquisition.  For natural gas the average price was based on an unweighted twelve month Henry Hub spot natural gas price average of $2.76 and $2.95, respectively for the Sanchez historical and the Hess acquisition.

The following are the principal sources of change in the combined standardized measure of discounted future net cash flows (in thousands):

			Sanchez
	Sanchez	Hess	Pro Forma
	Historical	Acquisition	Combined
Summary of Changes

Balance, beginning of period	$133,158	$216,928	$350,086

Changes in prices and costs	30,869	—	30,869
Revisions of previous quantity estimates	39,589	—	39,589
Extensions and discoveries	192,075	—	192,075
Sales of oil and gas - net of production costs	(37,633)	(45,830)	(83,463)
Net change in income taxes	(66,109)	6,656	(59,453)
Changes in development costs	8,946	—	8,946
Accretion of discount	13,316	21,693	35,009
Other - net	(27,911)	7,105	(20,806)
Net change	153,142	(10,376)	142,766

Balance, end of period	$286,300	$206,552	$492,852